UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

Eastman Kodak Company

(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street, Rochester, New York	14650
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Shareholders of Eastman Kodak Company (the “Company”) was held on Tuesday, May 12, 2015 at the Waldorf Astoria New York, 301 Park Avenue, New York, New York 10022.  The Company filed its definitive Proxy Statement for the proposals voted upon at the Annual Meeting with the Securities and Exchange Commission on March 30, 2015.  As of March 18, 2015, the record date for the Annual Meeting, there were 41,896,562 shares of common stock issued and outstanding.  A quorum of 38,996,968 shares of common stock was present or represented at the Annual Meeting.

The matters submitted to a vote of security holders at the Annual Meeting of the Company were as follows:

1.
Shareholders elected each of the Company’s nine nominees for director to serve a term of one year to expire at the 2016 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mark S. Burgess	36,441,365	49,730	8,490	2,497,383
Jeffrey J. Clarke	36,334,963	156,219	8,403	2,497,383
James V. Continenza	36,452,227	46,409	949	2,497,383
Matthew A. Doheny	36,441,457	49,664	8,464	2,497,383
John A. Janitz	36,308,932	182,219	8,434	2,497,383
George Karfunkel	36,441,193	49,732	8,669	2,497,383
Jason New	36,380,774	110,424	8,387	2,497,383
William G. Parrett	36,127,855	363,293	8,437	2,497,383
Derek Smith	36,436,952	54,171	8,462	2,497,383

2.
Shareholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve a one-year term beginning on the date of the Annual Meeting, as set forth below:

Votes For	Votes Against	Abstentions
38,991,662	3,828	1,478

3.	Shareholders approved, through an advisory vote, the compensation of the Company’s Named Executive Officers (as set forth in the Definitive Proxy Statement), as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,242,183	253,676	3,726	2,497,383

           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  EASTMAN KODAK COMPANY

By:   /s/Sharon E. Underberg
Sharon E. Underberg
      General Counsel, Secretary and
      Senior Vice President
Date: May 15, 2015